Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 9, 2020, and is made by and among Codorus Valley Bancorp, Inc. (“Company”), and each of the noteholders named on Schedule I hereto (each a “Noteholder” and together, the “Noteholders”). Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 1 hereof.

RECITALS:

WHEREAS, Company is a Pennsylvania corporation and the parent company of PeoplesBank, a Codorus Valley Company (the “Bank”), a Pennsylvania chartered bank and trust company;

WHEREAS, Company wishes to sell unsecured subordinated notes up to $31,000,000.00 in aggregate principal amount in substantially the form attached to this Agreement as Exhibit A (individually, a “Subordinated Note” and collectively, the “Subordinated Notes”), which aggregate amount is intended to qualify as Tier 2 Capital;

WHEREAS, Company has engaged Boenning & Scattergood, Inc., as its exclusive placement agent ("Placement Agent") for the offering of the Subordinated Notes;

WHEREAS, Company and each Noteholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act;

WHEREAS, each Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” (each, a “QIB”) as such term is defined in Rule 144A promulgated under the Securities Act.

WHEREAS, each Noteholder, severally and not jointly, wishes to purchase from Company a Subordinated Note in the principal amount set forth next to its name in Schedule I attached hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.            DEFINITIONS.

   1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings herein defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with such Person and their respective Affiliates. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.6.7.

“Bank” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means December 9, 2020.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Liabilities” means Company’s obligations under this Agreement and the Subordinated Notes.

“Company’s Reports” means Company’s annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed or furnished by Company with the SEC under the Securities Act, Exchange Act, or the regulations thereunder, in each case since January 1, 2020.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, or release of any Hazardous Materials.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“Economic Sanctions” has the meaning set forth in Section 4.6.8.3.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Company or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Government Lists” has the meaning set forth in Section 4.6.8.1.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, and toxic or hazardous substances, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws.

“Hazardous Materials Laws” mean any laws, regulations, permits or licenses pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state laws, orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien in property owned by Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business of Company or any Subsidiary of Company (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Notes, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company or the Noteholders, (4) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement, (5) direct effects of compliance with this Agreement on the operating performance of Company or Noteholders, including expenses incurred by Company or the Noteholders in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of the Noteholders, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes;

“Maturity Date” means October 30, 2030.

“Noteholder” or “Noteholders” has the meaning set forth in the preamble hereto.

“OFAC” has the meaning set forth in Section 4.6.8.1.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

"Placement Agent" has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Subsidiary of Company.

“QIB” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank, or any of their Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” or “Subordinated Notes” has the meaning set forth in the Recitals, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Company of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement, as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“USA PATRIOT Act” has the meaning set forth in Section 4.6.7.

   1.2. Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

   1.3. Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2.            SUBORDINATED DEBT.

   2.1. General Matters.

2.1.1. Certain Terms. Subject to the terms and conditions herein contained, Company agrees to issue and sell to the Noteholders, and the Noteholders agree, severally and not jointly, to purchase from Company, a Subordinated Note in an amount equal to the Subordinated Note Amount on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Noteholders in accordance with the terms of the Subordinated Notes or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.1.2. Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

   2.2. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full. Company acknowledges and agrees that each Noteholder has not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and the Noteholders hereafter specifically otherwise agree in writing in their sole and absolute discretion.

   2.3. Unsecured Obligations. The obligations of Company to the Noteholders under the Subordinated Notes shall be unsecured.

   2.4. The Closing. The execution and delivery of this Agreement and Subordinated Notes (the “Closing”) shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

   2.5. Payments.

2.5.1. Company agrees that matters concerning prepayments, payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.5.2. Company, with prior written notice to the Noteholders, shall have the right to appoint a payment agent in order to make any payments due pursuant to this Agreement and in the Subordinated Notes.

   2.6. Right of Offset. Noteholders hereby expressly waive any right of offset they may have against Company.

   2.7. Use of Proceeds. Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, including financing organic growth, investments in the Bank, and other subsidiaries of the Company for regulatory capital purposes, repurchases of common stock and potential acquisition opportunities.

3.             DISBURSEMENT.

   3.1. Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company and Company has executed and delivered or caused to be executed and delivered to each Noteholder this Agreement and a Subordinated Note and any other related documents, certificates and opinions, each in form and substance reasonably satisfactory to the Noteholders, each Noteholder shall disburse in immediately available funds the Subordinated Note Amount to Company in exchange for a Subordinated Note (the “Disbursement”). Company will deliver to each Noteholder one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Noteholder), registered in such names and denominations as such Noteholders may request.

   3.2. Conditions Precedent to Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Company herein, prior to and as a condition of the Disbursement, Company shall deliver or cause to be delivered to each Noteholder or otherwise satisfy each of the following:

3.2.1. Transaction Documents. This Agreement and a Subordinated Note.

3.2.2. Officer’s Certificate. A certificate of an officer of Company certifying: (i) Company’s Articles of Incorporation, as amended, as in effect at the time of the Closing; (ii) Company’s Bylaws, as amended, as in effect at the time of the Closing; (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby; and (iv) a certificate of subsistence of Company issued by the Secretary of State of the Commonwealth of Pennsylvania, dated a recent date before the date of the Closing.

3.2.3. Incumbency Certificate. An incumbency certificate of the Secretary of Company certifying the names of the officer or officers of Company authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer. Noteholders may conclusively rely on such certificate until formally advised by a like certificate of any changes therein.

3.2.4. Legal Opinion. A legal opinion of Company’s counsel, dated as of the Closing Date, substantially on the form set forth in Exhibit B attached hereto and addressed to the Noteholders and the Placement Agent.

3.2.5. Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as the Noteholders and the Placement Agent may reasonably request.

   3.3. Conditions to Company’s Obligation.

3.3.1. With respect to a given Noteholder, the obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Noteholder to Company (or written waiver of such delivery by Company prior to the Closing) of this Agreement, duly authorized and executed by such Noteholder.

4.            REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to the Noteholders as follows:

   4.1. Organization and Authority.

4.1.1. Organization Matters.

4.1.1.1.       Company is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Company has full corporate power and authority to carry on its business as now conducted. Company is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect. The Articles of Incorporation and the Bylaws of Company, each as amended, copies of which have been made available to the Noteholders, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

4.1.1.2.               The Bank is a Pennsylvania chartered bank and trust company. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law. Neither Company nor the Bank has received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2. Subsidiaries. Each Subsidiary of Company is validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties as presently conducted.

4.1.3. Capital Stock and Related Matters. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company, except pursuant to employment arrangements, agreements or understandings, or Company’s equity incentive plans adopted by Company’s Board of Directors.

   4.2. No Impediment to Transactions.

4.2.1. Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the Subordinated Note Amount, the execution of this Agreement and the Subordinated Notes, and the performance by Company of its obligations under this Agreement and the Subordinated Notes are within the corporate and other powers of Company. This Agreement and the Subordinated Notes have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Company, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity).

4.2.2. No Defaults or Restrictions. Neither the execution and delivery of this Agreement or the Subordinated Notes nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or the Bylaws of Company or any Subsidiary of Company, in each case, as amended; (ii) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or any Subsidiary of Company is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to Company, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company or any Subsidiary of Company. None of Company or any Subsidiary of Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Company or any Subsidiary of Company is a party or by which Company or any such Subsidiary or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.3. Subordinated Notes. The Subordinated Notes have been duly authorized by Company and when executed by Company and issued and delivered to the Noteholders and paid for by the Noteholders as provided in this Agreement, will constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or (b) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.2.4. Exemption from Registration. Neither Company, nor any of its Subsidiaries or its Affiliates, or any Person (including, to Company’s knowledge, the Placement Agent) acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Noteholder set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Company or, to Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.2.5. No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by Company nor its compliance with their terms and conditions will (whether with or without the giving of notice or lapse of time or both) (a) violate, conflict with, or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or Bylaws of Company; (ii) any of the terms, obligations, covenants, conditions, or provisions of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan, or credit agreement, or any other agreement or instrument to which Company or any of its Subsidiaries is now a party or by which any of Company’s or Subsidiary’s properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree, or demand of any court, arbitrator, grand jury, or Governmental Agency specifically directed to Company; or (iv) any statute, rule, or regulation applicable to Company, except, in the case of items (ii), (iii), or (iv), for such violations, conflicts, breaches, or defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or asset of Company or any of its Subsidiaries. Except for covenant breaches that have been waived, neither Company nor any of its Subsidiaries is in default in the performance, observance, or fulfillment of any of the terms, obligations, covenants, conditions, or provisions contained in any indenture or other agreement creating, evidencing, or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or any of its Subsidiaries, as applicable, is a party or by which Company or any of its Subsidiaries, as applicable, or any of Company’s or Subsidiary’s properties may be bound or affected, except, in each case, such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.6. Governmental Consent. Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, contemplation of the execution and delivery of, and performance under, this Agreement and the Subordinated Notes.

   4.3. Possession of Licenses and Permits. Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company; each of Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

   4.4. Financial Condition.

4.4.1. Company Financial Statements. The consolidated financial statements of Company included in Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Company, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act. The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2. Absence of Default. Since the date of the latest audited financial statements included in Company’s Reports, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company. Company is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company.

4.4.3. Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4. Ownership of Property. Company and each of its Subsidiaries has good and marketable title to all real property owned by it and good title to all other assets and properties owned by it in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests, or pledges, except (i) those items that secure liabilities for public or statutory obligations or any discount with, borrowing from, or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements, or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its business, and (iv) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Company and each of its Subsidiaries, as lessee, has the right under valid and existing leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in Company’s Reports.

4.4.5. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Company and an unconsolidated or other affiliated entity that is not reflected in Company’s Reports.

   4.5. No Material Adverse Change. Since the date of the latest audited financial statements included in Company’s SEC Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or any Subsidiary of Company. Since December 31, 2019 and through (and including) the date of this Agreement, no changes in the senior management teams of the Company or the Bank have occurred or are currently contemplated.

   4.6. Legal Matters.

4.6.1. Compliance with Law. Company and each of its Subsidiaries (i) have complied with and (ii) to Company’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company or any such Subsidiary.

4.6.2. Regulatory Enforcement Actions. None of Company, any Subsidiary of Company, or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3. Pending Litigation. There are no material actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company or any Subsidiary of Company at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to affect the issuance or payment of the Subordinated Notes; and none of Company or any Subsidiary of Company is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company.

4.6.4. Environmental. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company: (i) no Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and neither Company nor any Subsidiary of Company has engaged in such activities; (ii) each Property, and Company and each such Subsidiary, are in compliance with all Hazardous Materials Laws; and (iii) there are no claims or actions pending or, to Company’s knowledge, threatened against Company or any such Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5. Brokerage Commissions. Neither Company nor any Subsidiary of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement except to the Placement Agent.

4.6.6. No Registration. Assuming that the representations of the Noteholders contained in this Agreement are true and correct, it is not necessary in connection with the offer, sale and delivery of the Subordinated Notes to each Noteholder to register the Subordinated Notes under the Securities Act.

4.6.7. Anti-Money Laundering. Company and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and the rules and regulations thereunder and any other applicable anti-money laundering statute, rule, or regulation (the “Anti-Money Laundering Laws”). Company and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the Anti-Money Laundering Laws. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Company and its Subsidiaries, threatened regarding the compliance by Company and its Subsidiaries with any applicable anti-money laundering statue, rule or regulation.

4.6.8. Compliance with Economic Sanctions.

4.6.8.1.               Neither the Company nor any of its Subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

4.6.8.2.               Neither the Company nor any of its Subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S. Department of State or other U.S. government agencies, including the Government Lists.

4.6.8.3.               The operations of the Company and its Subsidiaries are not in contravention of, and since January 1, 2014 have not violated, any applicable economic sanctions laws and any executive order or regulations issued pursuant to any such laws (collectively, “Economic Sanctions”). No proceeding before any government authority involving the Company or its Subsidiaries with respect to Economic Sanctions is pending or, to the Company’s knowledge, is threatened, nor have there been any such proceedings within the past five years.

4.6.9. Taxes. Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by and Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Company and which Company is contesting in good faith.

   4.7. Company Status.

4.7.1. Investment Company Act. Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7.2. Foreign Qualifications. Each of Company and the Subsidiaries of Company is duly qualified as a foreign corporation to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in any Material Adverse Effect on Company and the other Subsidiaries of Company, considered as one enterprise.

   4.8. Reporting Compliance. Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. Company’s Reports at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

   4.9. No Misstatement. No information, exhibit, report, schedule, or document, when viewed together as a whole, furnished by Company to the Noteholders in connection with the negotiation, execution, or performance of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule, or document prior to the date hereof.

   4.10. Internal Control Over Financial Reporting. Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Company’s most recent audited fiscal year, (y) Company has no knowledge of (i) any material weakness in Company’s internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls and (z) there has been no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting.

   4.11. Disclosure Controls and Procedures. Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to Company and its Subsidiaries is made known to Company’s principal executive officer and principal financial officer by others within Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of Company’s and each Subsidiary’s disclosure controls and procedures described above, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since the most recent evaluation of Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

   4.12. Representations and Warranties Generally. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Company pursuant to or in connection with this Agreement shall be deemed to have been relied upon by the Noteholders and, furthermore, shall continue in full force and effect as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes.

   4.14. Certificates of Officers. The representations and warranties of Company set forth in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Company on or prior to the date hereof pursuant to or in connection with this Agreement are true and correct as of the date hereof. None of the representations, warranties, covenants, and agreements of Company made in this Agreement or in any certificate or other document delivered to Purchasers on or prior to the date hereof by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Any certificate signed by a duly authorized representative of Company on its behalf and delivered to a Noteholder or to counsel for a Noteholder shall be deemed to be a representation and warranty by Company to such Noteholder as to the matters set forth therein except as otherwise specifically provided herein.

5.           GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

  Company hereby further covenants and agrees with each Noteholder as follows, for as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes:

   5.1. Compliance with Transaction Documents. Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Notes.

   5.2. Affiliate Transactions. Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, nothing herein shall restrict the Company from providing capital or financial support or serving as a source of strength to the Bank.

   5.3. Compliance with Laws.

5.3.1. Generally. Company shall comply and cause each Subsidiary of Company to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company or such Subsidiary.

5.3.2. Regulated Activities. Company shall not itself, nor shall it cause, permit or allow any Subsidiary of Company to engage in any business or activity that, to its knowledge, is not permitted by all applicable laws and regulations.

5.3.3. Taxes. Company shall, and shall cause each Subsidiary of Company to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company or any such Subsidiary or upon the income, profits, or property of Company or any such Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company or any such Subsidiary. Notwithstanding the foregoing, none of Company or any Subsidiary of Company shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company and such other Subsidiary.

5.3.4. Environmental Matters. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company or any Subsidiary of Company, Company shall: (i) exercise, and cause each such Subsidiary to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (ii) promptly take any and all remedial action required of Company in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no material penalties for non-compliance with the relevant

Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Company or any other Subsidiary of Company undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Hazardous Materials Laws and in accordance with the binding and applicable policies, orders and directives of all Governmental Agencies.

5.3.5. Corporate Existence. Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of all Subsidiaries of Company and its and their rights and franchises, and comply in all material respects with all related laws applicable to Company or such Subsidiaries; provided, however, that Company may: (i) consummate a merger in which (y) Company is the surviving entity; or (z) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes; or (ii) cease the operations and/or discontinue the corporate existence of a Subsidiary, other than the Bank; provided, however, that the cessation of such operations or discontinuance of such corporate existence would not reasonably be expected to be material and adverse to the financial position, results of operations, or business of Company and its other Subsidiaries, taken as a whole.

   5.4. Dividends, Payments, and Guarantees During Event of Default. During the continuance of an Event of Default, Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Company’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Company that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock, (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

   5.5. Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital under the risk-based capital rules of the Federal Reserve as in effect as of the date of this Agreement, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Noteholders, and thereafter Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.6. Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Noteholders, by reason of any of the transaction documents, be deemed to control, directly or indirectly, Company, and the Noteholders shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.7. Insurance. At its sole cost and expense, Company shall maintain, and shall cause each Subsidiary of Company to maintain, bonds and insurance with reputable insurers in such amounts and covering such risks as is required by law or as is usual and customary for similar businesses and properties in the same general area in which Company or its applicable Subsidiary operates.

5.8. Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of Rule 144(a) promulgated under the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDERS.

Each Noteholder hereby represents and warrants to Company, severally and not jointly, as follows:

6.1. Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and, assuming that the representations of Company contained in this Agreement are true and correct, to consummate the transactions contemplated hereby. If it is an entity, it is an entity validly existing under the laws of its jurisdiction of organization.

6.2. The Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties thereto, is the legal, valid and binding obligation of such Noteholder, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity).

6.3. No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Noteholder.

6.4. Accredited Investor; QIB. It is either: (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; or (ii) a QIB.

6.5. Purchase for Own Account. It is purchasing the Subordinated Note(s) for its own account, for investment or as a loan transaction in its normal course of business, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto.

6.6. Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in, or lend money as evidenced by, the Subordinated Notes.

6.7. Private Placement; No Registration of Securities. It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the Subordinated Notes under the Securities Act, the Exchange Act, or under any state securities laws. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note, which is attached as an exhibit to this Agreement. Company has not made nor is Company making any representation, warranty or covenant, express or implied, as to any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Note(s) purchased by the Noteholder will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8. Ability to Bear Economic Risk of Investment/Loan. It recognizes that an investment in, or a loan made pursuant to the purchase of, the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in, or loan made pursuant to the purchase of, the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment or loan.

6.9. No Offering Memorandum. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company, the Subsidiaries of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of public access to financial and other information concerning Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in Company’s Reports (including the “Risk Factors” and cautionary disclosure with respect to the forward-looking statements) and the exhibits and schedules hereto and contained in the investor data room established by Company.

6.10. Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company and its Subsidiaries that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement. It also acknowledges that it has been represented by counsel different from Company’s counsel or the Placement Agent’s counsel or has chosen not to be represented by counsel (as the case may be) and has not relied on Company, the Placement Agent or their respective counsel in the preparation, negotiation, execution, or delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

6.11. Investment/Lending Decision. It has made its own investment/lending decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.12. Placement Agent. It will purchase the Subordinated Note(s) directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13. Accuracy of Representations. It understands that Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, including in connection with its reliance on the exemptions from registration referred to in Section 6.7, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

6.14  Not Savings Accounts, etc. It acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of Bank and are not insured or guaranteed by the FDIC or any other Governmental Agency, and that no federal or state governmental agency, including any Governmental Agency, has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.15  Principal Place of Business. Its principal place of business is located in the state or other jurisdiction set forth on its signature page hereto. If the location of Noteholder’s principal place of business is changed prior to the Closing, then it will promptly notify Company.

6.16  Representations and Warranties Generally. The representations and warranties of the Noteholder set forth in this Agreement are true and correct as of the date hereof. None of the representations, warranties, covenants, or agreements made in this Agreement by the Noteholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, Any certificate signed by a duly authorized representative of the Noteholder and delivered to Company or to counsel for Company shall be deemed to be a representation and warranty by the Noteholder to Company as to the matters set forth therein. The Noteholder hereby agrees and acknowledges that the Noteholder’s purchase of the Subordinated Notes at Closing pursuant to Sections 2 and 3 hereof shall constitute the Noteholder’s affirmative representation and warranty that (i) the representations and warranties of the Noteholder set forth in this Agreement are true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such that representations and warranties are made as of a specified date, in which case such representations and warranties shall be affirmed true and correct as of such date(s)), and that none of the representations, warranties, covenants, or agreements made in this Agreement by the Noteholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances as of the Closing Date, and (ii) the Noteholder has performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Noteholder at or prior to Closing.

7.        TERMINATION.

7.1. Termination by Purchasers. Each Noteholder may terminate this Agreement, with respect to such Noteholder only, by written notice given by such Noteholder to Company if any condition described in Section 3.2. is not fulfilled by Company or waived in writing by such Noteholder on or prior to the Closing Date.

7.2. Termination by Company. Company may terminate this Agreement with respect to any Noteholder by written notice signed by Company to Noteholder if any condition described in Section 3.3. is not satisfied or waived in writing by Company on or prior to the Closing Date.

7.3. No Liability for Termination. Any termination pursuant to this Section 7 shall be without liability on the part of (a) Company to Noteholders or (b) Noteholders to Company.

8.        MISCELLANEOUS.

8.1. Prohibition on Assignment. Company may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders.

8.2. Time of the Essence. Time is of the essence of this Agreement.

8.3. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement contained in this Agreement or the Subordinated Notes shall be effective except with the consent of the holders of not less than 80% in aggregate principal amount (excluding any Subordinated Notes held by Company or any of parent corporations or subsidiaries) of the Subordinated Notes at the time outstanding; provided, however, that any amendment to this Section 7.2 and any amendment that would decrease the rate of interest applicable to the Subordinated Notes, change the Maturity Date or the date of any interest payment due on the Subordinated Notes, change the priority of the Subordinated Notes as to the right to payment, or change the currency in which the principal of and interest on the Subordinated Notes is to be paid shall only be effective with the consent of the holders of all of the Subordinated Notes then outstanding. No failure to exercise or delay in exercising, by a Noteholder or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholder to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Noteholder to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Noteholder to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Noteholder of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5. Usury; Revival of Liabilities. All agreements between Company and the Noteholders (including, without limitation, this Agreement and the Subordinated Notes) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Noteholders exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Pennsylvania. If the Noteholders shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal of the Subordinated Note (whether or not then due and payable) and not to the payment of interest. To the extent that the

Noteholders receive any payment on account of Company’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Company’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Noteholders and applied on account of Company’s Liabilities; provided, however, if the Noteholders successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Company’s Liabilities shall be deemed satisfied.

8.6. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a nationally recognized commercial courier (such as Federal Express), addressed:

If to Company:	Codorus Valley Bancorp, Inc. 105 Leader Heights Road PO Box 2887 York, PA 17405 Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):	Stevens & Lee 17 North Second Street, 16th Floor Harrisburg, PA 17101 Attention: Charles J. Ferry, Esq.

If to the Noteholder:	At the Noteholder’s address as set forth on Schedule I

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier, provided that next business day delivery was requested.

8.7. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns except that, unless the Noteholder consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.

8.8. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Noteholder, shall be deemed to make the Noteholder a partner or joint venturer with Company.

8.9. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Noteholder shall be in form and substance satisfactory to the Noteholder.

8.10. Entire Agreement. This Agreement and the Subordinated Notes along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.11. Choice of Law. This Agreement shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the Commonwealth of Pennsylvania, without giving effect to its laws or principles of conflict of laws that would result in the application of the laws of another jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of a federal court sitting in Dauphin County, Pennsylvania or a state court sitting in York County, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.5. Nothing in this Section 7.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Nothing herein shall be deemed to limit any rights, powers or privileges which Noteholder may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by the Noteholder which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.12. No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and each Noteholder, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

8.13. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.14. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.15. Knowledge; Discretion. All references herein to the Noteholder’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry. All references herein to Company’s knowledge shall be deemed to refer to the knowledge of Company and each Subsidiary of Company. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Noteholder, to the making of a determination or designation by the Noteholder, to the application of the Noteholder’s discretion or opinion, to the granting or withholding of the Noteholder’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Noteholder, or otherwise involving the decision making of the Noteholder, shall be deemed to mean that such the Noteholder shall decide using the reasonable discretion or judgment of a prudent lender.

8.16. Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR THE NOTEHOLDERS. COMPANY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. COMPANY FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY COMPANY AND COMPANY’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR NOTEHOLDER TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.17. Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

8.18. Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

COMPANY:

CODORUS VALLEY BANCORP, INC.

By:
	Name:	Larry J. Miller
	Title:	Chairman, President &
Chief Executive Officer

[Company Signature Page to Note Purchase Agreement]

NOTEHOLDER:

By:
Name:
Title:

[Noteholder Signature Page to Note Purchase Agreement]

Schedule I

Schedule of Noteholders

Name and Address	Principal Amount Purchased	Wire Instructions for Interest Payments
[Name] [______________] [______________]	$[_____________]
[Name] [______________] [______________]	$[_____________]
Total	$[________________]

EXHIBIT A

Form of Subordinated Note

Exhibit B

Form of Opinion of Counsel

1.            Based solely on the applicable certificate from the Board of Governors of the Federal Reserve System, Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.            Based solely on the certificate of subsistence issued by the Department of State dated December 2, 2020, Company is subsisting under the laws of the Commonwealth of Pennsylvania.

3.            Based solely on the applicable certificate issued by the Pennsylvania Department of Banking and Securities dated November 16, 2020, Bank is chartered as a bank under the laws of the Commonwealth of Pennsylvania and is existing and is in good standing under the laws of the Commonwealth of Pennsylvania.

4.            Each of Company and Bank has the corporate power to carry on its business as currently conducted and to own or lease and to operate its current properties and assets as described in Company’s Reports.

5.            Company has the corporate power to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Purchase Agreement. The execution and delivery by Company of the Purchase Agreement and the Notes, the consummation by Company of the transactions thereunder, and the performance by Company of its payment obligations thereunder, do not and will not: (a) violate in any material respect any Applicable Laws (as defined below); (b) to our knowledge, violate in any material respect any court order, judgment, or decree to which Company is subject and that is specifically directed to Company; or (c) result in any violation of the Articles of Incorporation or Bylaws of Company.

6.            The Transaction Documents have been duly and validly authorized, executed, and delivered by Company.

7.            The Purchase Agreement constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Purchase Agreement may not be enforceable for other reasons, but, subject to the assumptions and qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Purchase Agreement invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

8.            The Notes, when duly executed by Company and delivered to Noteholders against full payment therefor in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Notes may not be enforceable for other reasons, but, subject to the assumptions and qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Notes invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

9.            Assuming (i) the accuracy of the representations and warranties of each Noteholder set forth in the Purchase Agreement and (ii) the offer, sale, and issuance of the Notes in the manner contemplated by the Purchase Agreement, the Notes will be issued in one or more transaction(s) exempt from the registration requirements of the Securities Act (it being understood that no opinion is being expressed as to any subsequent reoffer, resale, or transfer of the Notes).